UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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VERSAR, INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 3, 2017

On behalf of the Board of Directors and management team, I cordially invite you to attend Versar, Inc.’s 2016 Annual Meeting of Shareholders to be held at the Versar Headquarters, 6850 Versar Center, Springfield, Virginia 22151, on Thursday, June 29, 2017, at 10:00 a.m. local time.

The matters scheduled for consideration at the meeting are the election of directors and other matters that are described in the enclosed Proxy Statement. We will also report to you on Versar’s condition and performance for fiscal 2016 and you will have the opportunity to question management on matters that affect the interests of all Shareholders.

You can reach the Headquarters from either I-95 or I-495. From I-95: exit at Edsall Road, turn left onto Backlick Road, and then turn left on Hechinger Drive. The building entrance is located to the left after you pass the covered parking structure. From I-495: exit onto Braddock Road East and turn right onto Backlick Road. Then turn left onto Hechinger Drive and continue to the parking lot just off of Versar Center.

We are providing our Shareholders access to our proxy materials and our 2016 annual report through the Internet. This allows us to provide you with the information regarding our Annual Meeting in an efficient manner, while reducing the environmental impact. On or about May 17, 2017 we will mail to Shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and the 2016 Annual Report online and how you may vote online. If you receive a Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. The Notice includes instructions on how you may request to receive printed copies of these materials and a proxy card by mail.

We encourage Shareholders’ interest in the affairs of Versar and it is important that your shares of stock are represented at the Annual Meeting. We hope you will be able to join us. Whether you plan to attend or not, we encourage you to vote as promptly as possible via the Internet or by telephone. If you request a printed copy of the proxy materials, please complete, sign, date, and return the proxy card you will receive in response to your request as soon as possible or you can vote via the Internet or by telephone. Returning your signed proxy will not limit your right to vote in person or to attend the Meeting, but it will assure your representation if you cannot attend. Your vote is important.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Paul J. Hoeper
Chairman of the Board

NOTICE OF 2016 ANNUAL MEETING

The 2016 Annual Meeting of Shareholders of Versar, Inc. (the “Company”) will be held at the Versar Headquarters, 6850 Versar Center, Springfield, Virginia 22151, on Thursday, June 29, 2017, at 10:00 a.m. local time for the following purposes:

1.	Election of Eight Directors to serve until the 2017 Annual Meeting of Shareholders;
2.	Advisory Vote on Executive Compensation;
3.	Ratification of the Appointment of Urish Popeck & Co., LLC (?Urish Popeck?) as Independent Registered Public Accounting Firm for Fiscal Years 2016 and 2017; and
4.	Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only those Shareholders of record at the close of business on May 5, 2017 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. I direct your attention to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the Annual Meeting.

Whether you plan to attend the 2016 Annual Meeting or not, we encourage you to vote as promptly as possible via the Internet or by telephone. If you request a printed copy of the proxy materials, please complete, sign, date, and return the proxy card you will receive in response to your request as soon as possible or you can vote via the Internet or by telephone. Returning your signed proxy will not limit your right to vote in person or to attend the meeting, but it will assure your representation if you cannot attend. Your vote is important.

By Order of the Board of Directors,

/s/ James D. Villa
Secretary

May 3, 2017
_____________________________________________________________________________________

IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on June 29, 2017. This Proxy Statement and the Versar Annual Report to Shareholders for Fiscal 2016 are available at www.edocumentview.com/vsr

Notice of 2016 Annual Meeting of Shareholders

TABLE OF CONTENTS

SUMMARY INFORMATION	1

GENERAL INFORMATION	3
Purpose of Annual Meeting	3
Record Date and Voting Rights	3
Voting Procedures	3
Revocation of Proxies	4
Method and Cost of Soliciting Votes	4

PROPOSAL NO. 1 ELECTION OF DIRECTORS	5
Nominees for Election	5
Director Qualifications and Experience	5

CORPORATE GOVERNANCE	8
Board's Leadership Structure	8
Risk Oversight	8
Committees of the Board of Directors	8
Board and Committee Meetings; Annual Meeting Attendance	9
Compensation Committee Interlocks and Insider Participation	9
Director Compensation Fiscal 2016	10
Corporate Governance	11
Communications with the Board	12
Related Persons Transactions	12
Code of Business Ethics and Conduct	12

STOCK OWNERSHIP INFORMATION	13
Stock Ownership of Certain Beneficial Owners	13
Stock Ownership of Directors and Officers	14
Section 16(a) Beneficial Ownership Reporting Compliance	15

COMPENSATION DISCUSSION AND ANALYSIS	16
Overview	16
Executive Compensation Philosophies and Policies	16
Incentive Compensation Philosophy and Policies	17
Compensation Process	19
Compensation Decisions	20

COMPENSATION COMMITTEE REPORT	23

COMPENSATION TABLES	24
Summary Compensation Table	24
Grant of Plan Based Awards	25
Outstanding Equity Awards at Fiscal Year End	26
Stock Vested	27

CHANGE IN CONTROL AGREEMENTS	28

RISK CONSIDERATIONS	30

AUDIT COMMITTEE REPORT AND AUDITOR FEES	32

Versar, Inc. Proxy Statement

Approval of Independent Auditor Fees and Services Policy	33
Audit Fees	33
Audit Related Fees	33
Tax Fees	33
All Other Fees	33

PROPOSAL NO. 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION	34

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	35

2017 ANNUAL MEETING OF THE SHAREHOLDERS	36

Versar, Inc. Proxy Statement

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement and Versar, Inc.’s Annual Report on Form 10-K for fiscal 2016. For more complete information about these topics, please review the entire Proxy Statement and Annual Report.

ANNUAL MEETING
Date:	June 29, 2017
Time:	10:00 a.m. EST
Location:	Versar Headquarters, 6850 Versar Center, Springfield, Virginia 22151
Record Date:	May 5, 2017
Voting:	Each share of stock is entitled to one vote on each matter to be voted upon at the Annual Meeting

FINANCIAL PERFORMANCE*
Gross Revenue	Net Income (Loss)	Earnings Per Share
Gross revenue for fiscal year 2016 was $168 million, an increase of 5% compared to $160 million during the 2015 fiscal year.	Net (loss) for fiscal year 2016 was $37 million, compared to net income of $1.4 million during the 2015 fiscal year.	Net (loss) per share for fiscal year 2016 was $3.71, compared to net income per share of $0.14 during the 2015 fiscal year.
*All financial results set forth above are from continuing operations.

SHAREHOLDER VOTING MATTER
Voting Matter			Board Vote Recommendation	See Page Number
Proposal No. 1	Election of Directors		FOR each nominee	5
Proposal No. 2	Advisory Vote on Executive Compensation		FOR	33
Proposal No. 3	Ratification of Accountants		FOR	34
DIRECTOR NOMINEES
Nominee	Age	Director Since	Principal Occupation	Committee Membership
Robert L. Durfee	81	1969	Business Consultant	Audit, Compensation, Executive
James L. Gallagher	80	2000	President, Gallagher Consulting Group	Audit (Chair), Nominating & Governance
Amoretta M. Hoeber	75	2000	President, AMH Consulting	Nominating & Governance (Chair), Compensation, Executive
Paul J. Hoeper (Chairman)	71	2001	Business Consultant	Audit, Nominating & Governance, Executive
Amir M. Metry	75	2001	Business Consultant	Compensation (Chair), Nominating & Governance
Anthony L. Otten	61	2008	Chief Executive Officer, Versar, Inc.	Executive (Chair)
Frederick M. Strader	64	2014	Business Consultant	Audit , Compensation
Jeffrey A. Wagonhurst	69	2011	President & Chief Operating Officer, Versar, Inc.	Executive

Page | 1 Versar, Inc. 2016 Proxy Statement

HOW TO VOTE
Shareholders of Record	Street Name Shareholders	Employee Plan Participants
If you hold your shares in your own name through Versar’s transfer agent, Registrar and Transfer Company, you may vote by Internet, telephone or mail.

By Internet – Shareholders may vote on the Internet by going to www.edocumentview.com/vsr and following the instructions provided.

By Telephone – Shareholders may vote by calling 1-800-652-8683 (toll-free) and following the recorded instructions.

By Mail – Shareholders must request a paper copy of the proxy materials to receive a proxy card and follow the instructions given for mailing. A paper copy of the proxy materials may be obtained by going to www.edocumentview.com/vsr  and following the instructions provided.

If you vote by telephone or via the Internet, you do not need to return your Proxy Card. Telephone and Internet voting are available 24 hours a day and will close at 11:59 p.m. EDT on June 28, 2017.

You may vote in person at the Annual Meeting by completing, signing, dating and returning your proxy card in person at the Annual Meeting. The Board recommends that you vote using one of the other voting methods, since it may be impractical for most Shareholders to attend the Annual Meeting.

If you own your shares through a bank or other holder of record, you may vote by Internet, telephone or mail. Please review the voting instructions on your voting instruction form.

You may vote in person at the Annual Meeting only if you obtain a proxy, executed in your favor, from the bank, broker or other holder of record through which you hold your shares. The Board recommends that you vote using one of the other voting methods, since it may be impractical for most Shareholders to attend the Annual Meeting.

If you own your shares through participation in an employee stock or retirement benefit plan, you may vote by Internet, telephone or mail.

By Internet – Shareholders may vote on the Internet by going to www.edocumentview.com/vsr and following the instructions provided.

By Telephone – plan participants may vote by calling 1-800-652-8683 (toll-free) and following the recorded instructions.

By Mail – plan participants must request a paper copy of the proxy materials to receive a vote authorization form and follow the instructions given for mailing. A paper copy of the proxy materials may be obtained by going to www.edocumentview.com/vsr and following the instructions provided.

If you vote by telephone or via the Internet, you do not need to return your Proxy Card. Telephone and Internet voting are available 24 hours a day and will close at 11:59 p.m. EDT on June 28, 2017.

You may vote in person at the Annual Meeting only if you obtain a proxy, executed in your favor, from the trustee of the plan through which you hold your shares. The Board recommends that you vote using one of the other voting methods, since it may be impractical for most Shareholders to attend the Annual Meeting.

Page | 2 Versar, Inc. 2016 Proxy Statement

GENERAL INFORMATION

Versar, Inc.
6850 Versar Center
Springfield, VA 22151
(703) 750-3000

2016 PROXY STATEMENT

The Board of Directors of the Company (the “Board”) is providing you with these proxy materials in connection with the solicitation of proxies for use at Versar, Inc.’s 2016 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournment(s) or postponement(s) thereof. In this Proxy Statement, Versar may also be referred to as “we”, “our”, “the Company” or “the Corporation”.

This year, we are distributing our proxy materials to our Shareholders under the Securities and Exchange Commission’s Notice and Access rules. On or about April 19, 2017, Shareholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Proxy Statement and the 2016 Annual Report. The Notice contains instructions on how to access those documents and vote over the Internet and how Shareholders may receive a paper copy of our proxy materials, including this Proxy Statement, the 2016 Annual Report and a Proxy Card or voting instruction card. This process will conserve resources and reduce the costs of printing and distributing our proxy materials.

The Purpose of the Annual Meeting

At the Annual Meeting, Shareholders will act upon the matters set forth in the Notice of Meeting, including the election of directors, an advisory vote on executive compensation and ratification of the selection of the Company’s independent registered public accounting firm. The Company’s senior management will also present information about the Company’s performance during fiscal 2016 and will answer questions from Shareholders.
Record Date and Voting Rights

Shareholders owning Versar’s Common Stock at the close of business on April 7, 2017 (the “Record Date”) or their legal proxy holders are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. There were 9,952,208 shares of Common Stock outstanding and entitled to vote as of the Record Date. Each share of Common Stock entitles the holder to one vote on all matters of business at the Meeting.

Voting Procedures

The By-laws of the Company require that the holders of a majority of the outstanding shares of the Company’s Common Stock who are entitled to vote at the Annual Meeting be present in person or represented by proxy in order for a quorum to exist for the transaction of business at that Annual Meeting. Abstentions and “broker non-votes” (which occur if a broker or other nominee does not have discretionary voting authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Page | 3 Versar, Inc. 2016 Proxy Statement

Assuming that a quorum is present for the Annual Meeting, then those eight (8) nominees for director pursuant to Proposal No. 1 who receive the highest number of votes cast will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. For Proposals Nos. 2, and 3, the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be considered approval of the advisory vote on executive compensation and the ratification of the Company’s accountants, respectively. In each case, abstentions are counted for purposes of calculating shares of Common Stock present and entitled to vote, but are not counted as shares voting and therefore have the effect of a vote against such Proposal Nos. 2 and 3. Broker non-votes are not counted as shares of Common Stock present and entitled to vote and therefore have no effect with respect to Proposals Nos. 2 and 3.  Any proxy that is returned by a Shareholder properly completed and which is not revoked will be voted at the Annual Meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxy holders in the Proxy Card (or their substitutes) will vote FOR Proposal No. 1, the election of the Board nominees, FOR Proposal No. 2, the advisory vote on executive compensation and FOR Proposal No.3, the ratification of the Company’s registered independent public accounting firm and in the proxy holders’ discretion with regard to all other matters. Any unmarked proxies, including those submitted by brokers (other than broker non-votes) or custodians, nominees or fiduciaries, will be voted in favor of the nominees for the Board of Directors and for the other proposals, as indicated above and as indicated in the Proxy Card.

Revocation of Proxies

Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the meeting by filing with the Secretary of the Company an instrument revoking it or by delivering to the Company a duly executed proxy bearing a later date. In addition, if the person executing the proxy is present at the Annual Meeting, he or she may revoke such proxy by voting his or her shares in person.

Method and Cost of Soliciting Votes

The cost of preparing, assembling, posting and mailing all proxy materials will be borne by the Company. In addition to solicitation by mail, solicitations may be made by email, personal interview and telephone by officers and regular employees of the Company or its subsidiaries, acting without additional compensation. The Company anticipates that banks, brokerage houses, and other custodians, nominees, and fiduciaries will forward this material to beneficial owners of shares of Common Stock entitled to vote at the Annual Meeting, and such persons will be reimbursed by the Company for the out-of-pocket expenses incurred by them.

Page | 4 Versar, Inc. 2016 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nominees for Election

The Board recommends the election of the eight (8) persons named below who have been nominated by the Board to serve as directors of the Company until the 2017 Annual Meeting of Shareholders or until their successors have been duly elected and qualified or their earlier resignation or removal. The persons named in the accompanying proxy will vote for the election of the nominees named below unless authority is withheld. Each nominee is presently a director of the Company and has served as such for the time indicated opposite his or her name. If for any reason any of the persons named below should become unavailable to serve, an event that management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board.

Director Qualifications and Experience

NAME

SERVED AS DIRECTOR

Robert L. Durfee, Ph.D
1969 to the present

Co-founder of the Company; Executive Vice President of the Company from 1986 to June 2004; President of GEOMET Technologies, LLC, a subsidiary of the Company, from 1991 to June 2004. Age 81.

Dr. Durfee is a highly experienced executive. His prior roles at Versar, including as one of the Company’s founders and as President of a subsidiary GEOMET Technologies, LLC, give him unique insight into the Company’s businesses, particularly those aspects of environmental compliance, munitions disposal and control of hazardous or toxic materials.

James L. Gallagher
2000 to the present

President, Gallagher Consulting Group since September 1999; President of Westinghouse Government and Environmental Services from 1996 to 1999; Executive Vice President of Westinghouse Government and Environmental Services from 1994 to 1996; Vice President and General Manager of Westinghouse Government, Operations Business Unit from 1992 to 1994. Age 80.

Mr. Gallagher served as a highly experienced executive of a leading environmental and energy unit of a Fortune 500 company. With his significant financial, business, operations and contracting background, Mr. Gallagher has provided expert leadership to the Board’s Audit Committee. His experience in construction management and outsourcing of large government facilities is important to two of the Company’s core businesses. As a former consultant to the U.S. Department of Energy, Mr. Gallagher is able to provide knowledge of markets and client needs in the energy sector.

Page | 5 Versar, Inc. 2016 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

NAME

SERVED AS DIRECTOR

Amoretta M. Hoeber
2000 to the present

President, AMH Consulting since 1992; Director, Strategic Planning of TRW Federal Systems Group and TRW Environmental Safety Systems, Inc. from 1986 to 1992; Deputy Under Secretary, U.S. Army from 1984 to 1986; Principal Deputy Assistant Secretary, U.S. Army from 1981 to 1984. Age 75.

Ms. Hoeber’s experience in government contracting, strategic planning and business development brings a unique perspective to the core Versar businesses as well as an understanding of the strategic planning process to advise Versar as it develops its key business competencies. Her extensive network and membership in several key U.S. government advisory boards also give her insight into the needs and priorities of Versar’s biggest client group, the U.S. government, specifically the U.S. Department of Defense.

Paul J. Hoeper

2001 to the present

Business consultant since February 2001; Assistant Secretary of the Army for Acquisition, Logistics and Technology from May 1998 to January 2001; Deputy Under Secretary of Defense, International and Commercial Programs, from March 1996 to May 1998; President of Fortune Financial from 1994 to January 1996. Age 71.

Mr. Hoeper’s experience as a merchant banker and senior Department of Defense official, plus his service as a director of several public companies, provide organizational, financial and business experience to the Board. Since leaving the government, Mr. Hoeper has been an active participant and presenter at conferences focusing on general corporate governance and the specific governance needs of companies, like Versar, that focus on government contracts. Mr. Hoeper’s participation in various government advisory groups and institutions enhances his leadership of the Board and enables him to contribute in a meaningful way to the strategic and risk management tasks of the Board.

Amir A. Metry, PH.D

2002 to the present

Business consultant since 1995; part-time Versar employee from 1995 to April 2002; Founding Principal of ERM Program Management Corp. from 1989 to 1995; Vice President of Roy F. Weston from 1981 to 1989. Age 75.

Dr. Metry’s prior business experience in the United States and overseas and ongoing charitable work in Egypt and the Sudan provide Versar with international business experience in an area that has become its largest business segment. Dr. Metry’s experience includes launching new business and operations in the Middle East, Europe and the Pacific Rim. Also, Dr. Metry’s many years of experience and present business relationships in engineering and environmental businesses enhances his leadership on organizational and compensation issues faced by Versar.

Page | 6 Versar, Inc. 2016 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

NAME

SERVED AS DIRECTOR

Anthony L. Otten

2008 to the present

Chief Executive Officer of Versar since February 2010; Director of Orion Energy Systems, Inc. since August 2015; Managing Member of Stillwater, LLC from July 2009 to February 2010; Director of New Stream Capital, LLC and Operating Partner of New Stream Asset Funding, LLC from 2007 to June 2009; Managing Member of Stillwater, LLC from 2004 to 2007; Principal of Grisanti, Galef and Goldress, Inc. from 2001 to 2004. Age 61.

Mr. Otten, as Chief Executive Officer, brings the perspective and input of the senior management team to the Board discussions. As former chief executive officer of a number of companies, senior financial manager and entrepreneur, he brings a strategic vision with practical operating and financial implications to the Board’s discussions.

Frederick M. Strader

2014 to the present

Business consultant since 2013. Director of HDT Global from January to Sepetember, 2016; President and Chief Executive Officer of Textron Systems, Inc. from January 2010 to December 2012; Executive Vice President and Chief Operating Officer of Textron Systems, Inc. from January 2008 to December 2009; President and Chief Executive Officer of United Industrial Corporation from August 2003 to December 2007; Chief Operating Officer and Executive Vice President of United Industrial Corporation from 2001 to 2003. Prior to 2001, he spent 21 years at United Defense, L.P. and its former parent, FMC Corporation, in a variety of finance, strategy, operations and general management positions. Retired U.S. Army Reserve officer and member of the Army Acquisition Corps. Age 64.

Mr. Strader’s experience in government contracting, leadership and management of public companies, and service as a board member provide him with unique insight and experience for the Board. Mr. Strader is a highly experienced executive who has led several companies serving the Department of Defense and other government agencies. He also has significant experience in finance and the government acquisition process which enable him to provide valuable input for Versar’s strategic direction.

Jeffrey A. Wagonhurst

2011 to the present

President and Chief Operating Officer of Versar since February 2010; Executive Vice President, Program Management Group of Versar from May 2009 to February 2010; Senior Vice President of Versar from September 2006 to May 2009; joined Versar as Army Program Manager in February 1999; retired from government service in May 1997 as a Colonel after a 30 year career with the U.S. Army. Age 69.

Mr. Wagonhurst is an experienced business executive and leader who brings the perspective and input of Versar’s operational management to the Board’s discussions. As a long time Versar executive and senior military officer, he provides a perspective and insight from Versar’s largest client, the U.S. Department of Defense.

Our Corporate Governance Guidelines provide that each director nominee must be under the age of 72 at the time of their election to the Board and should not have served as a director for more fifteen (15) years. However these requirements do not apply to any director who was serving at the time of adoption of the guidelines in July 1, 2008.

Page | 7 Versar, Inc. 2016 Proxy Statement

CORPORATE GOVERNANCE

Board’s Leadership Structure

The Board has determined that the positions of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”) should be held by different persons. In addition, the Board has determined that the Chairman should not be an employee of the Company. Since July 1, 2000, the Board has been led by an independent non-executive Chairman. Under the Company’s Corporate Governance Guidelines, the Chairman of the Board coordinates the Board’s activities, including scheduling of meetings of the full Board, scheduling of executive sessions of the non-employee directors, and setting the Board’s agenda in consultation with the CEO. The Board believes that this leadership structure enhances the Board’s oversight of, and independence from, Company management and has strengthened the ability of the Board to carry out its roles and responsibilities on behalf of the Shareholders, and the overall corporate governance of the Company. Further, the Board believes that this structure is a more effective method of monitoring and evaluating the CEO’s performance, thereby making the CEO more accountable.

Risk Oversight

Management of risk is the direct responsibility of the Company’s CEO and the senior management team. The Board has oversight responsibility focusing on key enterprise risk management issues and evaluating the risk mitigation processes established by senior management.

Versar faces a variety of enterprise risks, including legislative and regulatory risk, liquidity risk, compliance risk and operational risk. The Board believes that an effective risk management process should (1) identify in a timely fashion the material risks facing the Company, (2) communicate to the Board the relevant information regarding senior executive management strategies and their associated risks, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management throughout the Company’s decision-making processes.

In addition to the formal compliance program, the Board and senior management promote a corporate culture that incorporates risk management into the Company’s corporate strategy and daily operations. The Board also continually works, with the input of senior management, to assess and analyze the most likely areas of future risk for the Company. We believe that the Board’s leadership structure, including strong Board committee chairs and open communication between senior management and directors, promotes effective oversight of Versar’s risk management program.

Committees of the Board of Directors

The Board of Directors of Versar has standing Executive, Audit, Compensation and Nominating & Governance Committees.

Executive Committee. During fiscal 2016, the members of the Executive Committee were Mr. Otten (Chair), Dr. Durfee, Ms. Hoeber, Mr. Hoeper and Mr. Wagonhurst. The primary duty of the Executive Committee is to act in the Board’s stead when the Board is unable to meet due to time constraints. During such times, the Committee possesses all the powers of the Board in the management of the business and affairs of the Company, except that the Committee may not undertake any action that pursuant to applicable law, regulation or listing standard must be performed by the full Board or by another committee of the Board.

Audit Committee. The Audit Committee, which the Board has determined is composed exclusively of non-employee directors who are independent, as defined by the NYSE MKT LLC (“NYSE MKT”) listing standards and the rules and regulations of the SEC, consisted of Mr. Gallagher (Chair), Dr. Durfee, Mr. Hoeper and Mr. Strader during fiscal 2016. The Committee’s primary responsibilities, pursuant to a written charter, which is posted on the Company's website at www.versar.com under Corporate Governance (located under the “Investors” tab), are to provide oversight of the Company’s accounting and financial controls, review the scope of and procedures to be used in the annual audit, review the financial statements and results of the annual audit, and retain, and evaluate the performance of, the independent accountants and the Company’s financial and accounting personnel. The Board of Directors has determined that Mr. Strader qualifies as an Audit Committee Financial Expert as such term is defined under Item 407(d)(5) of Regulation S-K and is independent as noted above.

Page | 8 Versar, Inc. 2016 Proxy Statement

Compensation Committee. The Compensation Committee, which the Board has determined is composed exclusively of non-employee directors who are independent, as defined by the NYSE MKT listing standards and the rules and regulations of the SEC, consisted of Dr. Metry (Chair), Dr. Durfee, Ms. Hoeber and Mr. Strader during fiscal 2016. The Committee, pursuant to a written charter, which is posted on the Company’s website at www.versar.com under Corporate Governance (located under the “Investors” tab), among other things, approves goals and objectives related to executive compensation, reviews and adjusts compensation paid to the CEO and all executive officers, and administers the Company’s incentive compensation plans, including cash bonus and non-equity incentive plan compensation, restricted stock and restricted stock units granted under those plans. The Committee also reviews and recommends to the Board an appropriate compensation program for the Board. The role of executive officers of the Company in determining or recommending the amount or form of executive compensation is discussed under the caption “Compensation Discussion and Analysis” beginning on page 16. The Committee has also delegated limited authority to the CEO to determine the compensation arrangements for some of the Company’s non-executive officers.

Nominating & Governance Committee. The Nominating & Governance Committee, which the Board has determined is composed exclusively of non-employee directors who are independent in accordance with NYSE MKT listing standards, consisted of Ms. Hoeber (Chair), Mr. Gallagher, Mr. Hoeper and Dr. Metry during fiscal 2016. The Committee, pursuant to a written charter, which is posted on the Company's website at www.versar.com under Corporate Governance (located under the ?Investors? tab), among other things, reviews and approves Board committee charters, conducts assessments of Board performance, ensures that directors remain current with vital continuing education efforts, develops criteria for Board membership and proposes Board members who meet such criteria for annual election. The Committee also identifies potential Board members to fill vacancies that may occur between annual shareholder meetings. Shareholders may submit nominees for the Board in writing to the Chair of the Nominating & Governance Committee at the Company?s Springfield office, care of the Company?s Secretary. The Committee also develops and implements corporate governance principles and policies.

Board and Committee Meetings; Annual Meeting Attendance

During fiscal 2016, the Board met eight (8) times. The Audit Committee met four (4) times. The Compensation Committee met three (3) times. The Nominating & Governance Committee met two (2) times. All directors of the Company attended at least 75% of all meetings of the Board and committees on which they served. Although, the Company does not have a policy requiring Board Members to attend the Annual Meeting of Shareholders, all Board members attended the 2015 Annual Meeting.

Compensation Committee Interlocks and Insider Participation

During fiscal 2016, Dr. Metry, Dr. Durfee, Ms. Hoeber and Mr. Strader served as members of the Compensation Committee. No reportable relationships or transactions occurred for such committee members during fiscal 2016.

Page | 9 Versar, Inc. 2016 Proxy Statement

Director Compensation Fiscal Year 2016

During fiscal 2016, each of the Company?s non-employee directors received an annual fee consisting of $8,000 in cash, plus the grant of 8,500 shares of restricted stock, all of which vest over a one-year period. Each non-employee director was paid an attendance fee of $1,400 in cash for each meeting of the Board or of its committees for which the director was physically present and $700 in cash for each meeting attended telephonically. In addition, the Chairs of the Audit, Compensation and Nominating & Governance Committees were paid an additional $6,000 a year in cash as compensation for increased responsibility and work required in connection with those positions. The non-employee Chairman of the Board was paid an additional $15,000 in cash and was granted an additional 6,000 shares of restricted stock for additional responsibilities and efforts on behalf of the Company.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Total ($)
Paul J. Hoeper	39,100	40,170	79,270
Robert L. Durfee	26,900	24,720	51,620
James L. Gallagher	30,100	24,720	54,820
Amoretta M. Hoeber	30,100	24,720	54,820
Amir A. Metry	30,100	24,720	54,820
Frederick M. Strader	26,200	24,720	50,920

(1)
Anthony L. Otten and Jeffrey A. Wagonhurst are not included in this table because as employees of Versar, they receive no extra compensation for their service as directors. Their compensation for fiscal 2016 is shown on the Summary Compensation Table included herein on page 23.
(2)
Includes all fees earned or paid for services as a director in fiscal 2016, including annual retainer, committee or Board chair fees and meeting fees.
(3)
Represents the grant date fair value of shares of restricted stock granted in fiscal 2016 which is the amount recognized for financial reporting purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“Topic 718”). In accordance with Topic 718, the grant date fair value of each share of restricted stock is based on the closing price of Versar's Common Stock on the date of the grant, November 10, 2015 for all stock awards, which was $3.09 per share. Restricted stock awarded to Directors in fiscal 2016 vested on November 14, 2016, the day before the anticipated first annual meeting of shareholders after the date of grant.

At the end of fiscal 2016, the non-employee directors owned the following number of unvested shares of restricted stock:

NAME	Unvested Restricted Stock Awards
Paul J. Hoeper	14,500
Robert L. Durfee	8,500
James L. Gallagher	8,500
Amoretta M. Hoeber	8,500
Amir A. Metry	8,500
Frederick M. Strader	8,500

Page | 10 Versar, Inc. 2016 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance

The Company?s business is managed by its senior management team under the oversight of the Board. Except for Mr. Otten and Mr. Wagonhurst, no member of the Board is an employee of the Company. The Board limits membership of the Audit, Compensation and Nominating & Governance Committees to persons determined to be independent under NYSE MKT listing standards and SEC rules and regulations.

The Board has established Corporate Governance Guidelines that, along with the charters of the Board’s committees and the Company’s Code of Business Ethics and Conduct, provide a framework for the governance of the Company. The Corporate Governance Guidelines and committee charters are posted on the Company's website www.versar.com under Corporate Governance (located under the “Investors” tab). The Board believes that independent directors must constitute a substantial majority of the Board. The Board has determined that all of the following six (6) non-employee directors in fiscal 2016 are independent directors: Paul J. Hoeper, Robert L. Durfee, James L. Gallagher, Amoretta M. Hoeber, Amir A. Metry and Frederick M. Strader. Throughout fiscal 2016, all Board members, except Mr. Otten and Mr. Wagonhurst, met the NYSE MKT and SEC standards for independence.

To facilitate continuing director education, the Company maintains a corporate membership in the National Association of Corporate Directors (“NACD”). Our Board members continue to enhance their knowledge of current governance best practices and emerging issues through their participation in both local and national NACD events and conferences.

Under the Corporate Governance Guidelines, the Nominating & Governance Committee is responsible for determining those individuals, including existing directors, who shall be submitted to the Board for nomination and to the Shareholders for election as directors. In September 2011, the Board adopted a written Procedure for Director Nominations by Shareholders. Under this Procedure, Shareholders may recommend an individual for nomination to the Nominating & Governance Committee by written submission addressed to the Committee care of the Company?s Secretary, 6850 Versar Center, Springfield, Virginia 22151. The submitting Shareholder must include his or her name, address, telephone number, the number of Versar shares owned and the time period for which such shares have been held, a statement from the holder of the shares (usually a broker or bank) verifying the Shareholder?s holdings and a statement from the Shareholder as to whether the Shareholder has a good faith intention to continue to hold the reported shares through the date of the Company?s next annual meeting of Shareholders. The nominating Shareholder must also submit certain information concerning the proposed nominee. The specific information required can be obtained from the Company?s Secretary. Further, the nomination must contain information describing the relationship, if any, between the proposed nominee and the nominating Shareholder, the Company?s competitors, customers, and suppliers, and any others with special interests regarding the Company. The nomination must also contain details on the qualifications of the proposed nominee, a statement from the Shareholder regarding whether, in the Shareholder?s view, the nominee would represent all Shareholders, and the consent by the nominee to be interviewed by the Committee and if nominated and elected, to serve as a director of the Company. Under this procedure, the recommending Shareholder must submit a recommendation no later than 120 calendar days prior to the date set forth in the most recent proxy statement for the next contemplated annual meeting of Shareholders. The Nominating & Governance Committee will evaluate any director candidates proposed by a Shareholder using the same criteria and process it uses for any other potential nominees. The Corporate Governance Guidelines require that director nominees should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Shareholders. Each director nominee must have experience in areas relevant and necessary to the Company?s activities, including leadership experience over an extended period of time; be under the age of 72, and serve on fewer than four boards of public companies, including Versar.

Page | 11 Versar, Inc. 2016 Proxy Statement

CORPORATE GOVERNANCE

Communications with the Board

Versar has not adopted a formal process for shareholder communications with the Board, as the Company tries to ensure that the views of its shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to Shareholders in a timely manner. Shareholders, employees and other interested parties who desire to communicate directly to the Board, any of the Board’s Committees, the non-employee directors as a group or any individual director should write to the address below:

Name of Addressee
c/o Company Secretary
Versar, Inc.
6850 Versar Center
Springfield, VA 22151

Related Persons Transactions

The Company does not generally engage in related party transactions with its directors or executive officers or their affiliates. If a proposed related transaction arises, the Company will present such a transaction to the full Board for its review and approval.

Code of Business Ethics and Conduct

The Company’s Board has adopted a Code of Business Ethics and Conduct, most recently restated in April 2016, that applies to all directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Business Ethics and Conduct is posted on the Company’s web site www.versar.com under Corporate Governance (located under the “Investors” tab). The Company intends to disclose on its website any amendments or modifications to the Code of Business Ethics and Conduct and any waivers granted under this Code to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. In fiscal 2016 and through the date of this Proxy Statement, no waivers have been requested or granted.

Page | 12 Versar, Inc. 2016 Proxy Statement

STOCK OWNERSHIP INFORMATION

Stock Ownership of Certain Beneficial Owners

The table below sets forth, as of March 1, 2017 the only persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class of Stock
Ariel Investments, LLC (1) 200 E. Randolph Drive, Suite 200 Chicago, IL 60601	1,765,373	17.8
Wedbush, Inc. (2) 1000 Wilshire Boulevard Los Angeles, California 90017	698,514	7.00
Dr. Robert L. Durfee (3) 6850 Versar Center Springfield, VA 22151	596,948	5.66
Illinois Municipal Retirement Fund (4) 2211 York Road, Suite 500 Oak Brook, IL 60523	557,335	5.6

(1)
The information with respect to the shares of Common Stock held by Ariel Investments, LLC (“Ariel”) is based on a filing made on Schedule 13G/A on February 14, 2017 with the U.S. Securities and Exchange Commission (the “SEC”) by Ariel. Ariel reports sole voting power as to 1,032,735 shares and sole dispositive power as to 1,765,373 such shares.
(2) The information with respect to the shares of Common Stock held by Wedbush, Inc. is based on filings made on Schedule 13G/A on February 15, 2017 with the SEC by Wedbush, Inc., Edward W. Wedbush and Wedbush Securities, Inc. (collectively, “Wedbush”) filing as a group. Wedbush reports that Wedbush, Inc. has sole voting and sole dispositive power as to 218,268 shares. Edward W. Wedbush has the sole voting and sole dispositive power as to 365,255 shares. Wedbush Securities, Inc. has sole voting and sole dispositive power as to zero shares. Wedbush, Inc. has shared voting and dispositive power as to 218,268 shares. Edward W. Wedbush has shared voting power as to 583,523 and shared dispositive power as to 698,514 shares. Wedbush Securities, Inc. has shared voting power as to 218,268 shares and shared dispositive power as to 328,259.
(3) For a description of the nature of the beneficial ownership of Dr. Durfee, see “Stock Ownership of Directors and Officers” on page 14. The information with respect to shares of Common Stock held by Dr. Durfee is based upon filings with the SEC and information supplied by Dr. Durfee.
(4) The information with respect to the shares of Common Stock held by Illinois Municipal Retirement Fund (“IMRF”) is based on filings made on Schedule 13G on February 11, 2013 with the SEC by IMRF. IMRF reports sole voting and shared dispositive power with respect to all such shares.

Page | 13 Versar, Inc. 2016 Proxy Statement

STOCK OWNERSHIP INFORMATION

Stock Ownership of Directors and Officers

The following table sets forth certain information regarding the ownership of Versar's Common Stock by the Company’s Directors and each named executive officer listed in the Summary Compensation Table, each nominee for Director and the Company's Directors and executive officers as a group, as of March 1, 2016.

Individual or Group	Shares of Common Stock Beneficially Owned as of March 1, 2017 (1)
	Number (5)	Percent
Paul J. Hoeper	124,590	1.25
Robert L. Durfee	594,413	5.66
James L. Gallagher	58,390	*
Amoretta M. Hoeber	56,790	*
Amir A. Metry	74,519	*
Anthony L. Otten (2)	119,442	1.20
Frederick M. Strader	25,000	*
Jeffrey A. Wagonhurst	82,346	*
Cynthia A. Downes (3)	33,035	*
James D. Villa (4)	21,180	*
Linda M. McKnight	21,498	*
All directors and executive officers as a group (11 persons) (4)	1,234,540	12.09

* = Less than 1%

(1)
For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities and Exchange Act, as amended. The table includes all unvested shares of restricted stock and restricted stock units owned by the individual.
(2) Mr. Otten is a Trustee of Versar Inc.’s 401(k) Plan and as such, he has shared investment power as to 223,880 shares and shared voting power as to 223,880 shares held by this plan. Mr. Otten disclaims beneficial ownership of the plan shares arising solely from his position as Trustee, none of which are included in the above table.
(3)
Ms. Downes is a Trustee of Versar Inc.’s 401(k) Plan and as such she has shared investment power over 223,880 shares and shared voting power over 223,880 shares held by this plan. Ms. Downes disclaims beneficial ownerships of the plan shares arising solely from her position as Trustee, none which are included in the above table.
(4)
Mr. Villa is a Trustee of Versar Inc.’s 401(k) Plan and as such he has shared investment power over 223,880 shares and a shared voting power over 223,880 shares held by this plan. Mr. Villa disclaims beneficial ownerships of the plan shares arising solely from his position as Trustee, none of which are included in the above table.
(5)
Excludes shares held by Versar Inc.’s 401(k) Plan as described in notes 3 and 5. Includes restricted stock units that have not yet vested.

Page | 14 Versar, Inc. 2016 Proxy Statement

STOCK OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Versar’s executive officers, directors and persons who beneficially own more than 10% of Versar’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on Versar’s review of such reports furnished to Versar, Versar believes that all reports required to be filed by persons subject to Section 16(a) of the Exchange Act, and the rules and regulations thereunder, during fiscal 2016, were timely filed.

Page | 15 Versar, Inc. 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following Compensation Discussion and Analysis reviews the executive compensation program, policies and decisions of the Company’s Compensation Committee with respect to the Company’s executive officers listed in the Summary Compensation Table below (the “Named Executive Officers”). For fiscal 2016, the named executive officers are:

Name	Position
Anthony L. Otten	Chief Executive Officer
Jeffrey A. Wagonhurst	President and Chief Operating Officer
Cynthia A. Downes	Executive Vice President, Chief Financial Officer and Treasurer
James D. Villa	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer
Linda M. McKnight	Senior Vice President, Business Development

Executive Compensation Philosophies and Policies

The compensation philosophy of the Compensation Committee (the “Committee”) is built on the principles of pay for performance, stock ownership and alignment of management interests with the long-term interest of the Shareholders. The Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executive officers. The target levels of new executive officers’ overall compensation are intended to be aligned with and benchmarked against compensation in the professional services industry for similar executives. In addition, the Committee seeks to provide a clear and transparent executive compensation process that reflects the understanding, input and decision factors that make the compensation and incentive system a valuable tool to increase Shareholder value.

The Company’s executive compensation program includes three components:

●
Base Salary – Salaries are benchmarked against those paid to other executives in the professional services industry as determined based on information provided from time to time by the Committee’s compensation consultant, as described below.

●
Long-Term Equity Incentive Awards – The purpose of this element of the Company’s executive compensation program is to link the Company’s most senior managers’ compensation with the long-term interests of the Company’s Shareholders, as well as the performance of the Company in a single fiscal year. Long-term incentive awards may be granted to named executive officers and other employees usually in the form of restricted stock or restricted stock units from a pool established under an incentive pay for performance plan at the beginning of each fiscal year by the Committee and approved by the Board. The Committee bases its decision to grant such awards, if a pool is established, on the individual’s performance and potential to contribute to the creation of Shareholder value. In February 2015, the Committee approved a Long-Term Incentive Compensation Program under which long-term incentive awards in the form of restricted stock units may be granted to the Company’s Chief Executive Officer, President/Chief Operating Officer and Chief Financial Officer based on a formula if the Company achieves certain defined growth in diluted earnings per share each year. The Long-Term Incentive Compensation Program is effective from fiscal 2015 through fiscal 2017. The Company had a similar program that operated for fiscal 2011 through 2014.

Page | 16 Versar, Inc. 2016 Proxy Statement

●
Non-Equity Incentive Plan Compensation – Non-equity incentive plan compensation is paid in cash pursuant to the above-noted incentive pay for performance plan and seeks to reward performance achieved during the applicable fiscal year. This pay for performance incentive plan balances the short-term and long-term needs of the Company. Under the non-equity incentive plan compensation element of the plan, a cash incentive pool is recommended each fiscal year upon the Company’s attainment of certain financial targets set by the Board. If the Company meets the targets, the Committee then determines the allocation of a pre-determined portion of the cash incentive pool among the executive officers based on each executive officer’s position and individual contribution to the Company’s performance. Each executive officer’s performance is measured against financial, profitability, growth, strategic and operational goals consistent with the Company’s business plan. For the immediate future, greater emphasis is focused on the short-term well-being of Versar in determining the allocation of cash awards to executive officers.

Impact of 2015 “Say on Pay” Advisory Vote.

We provided our shareholders with an advisory “say on pay” vote on the compensation of our named executive officers at our 2015 Annual Meeting of Shareholders. We received approximately 83.6% support in such vote. The Compensation Committee evaluated the results of this vote when making the determinations described herein and, as a result, the Compensation Committee has continued to apply substantially similar effective principles and philosophy it has used in previous years in determining executive compensation and made no material changes in fiscal 2016. The Compensation Committee will continue to consider shareholder concerns and feedback in the future.

Incentive Compensation Philosophy and Policies

Incentive Compensation Pay For Performance Plan

The Committee annually establishes a company-wide Incentive Compensation Pay For Performance Plan (“Incentive Plan”) at its first meeting held during the fiscal year. The Incentive Plan is based on a set of general principles that apply to all elements of compensation and establish the rules for awarding non-equity incentive plan compensation and stock-based compensation. The Incentive Plan consists of two parts: the first part is a written Incentive Compensation Plan, which was adopted in September 2010 and, the second part consists of annual general principles and guidelines for incentive compensation, including performance criteria, defined incentive groups and the target percentages of the pool to be allocated to each group for the fiscal year. The guidelines applicable to all elements of the Company’s compensation program and that apply directly to the Incentive Plan each year include:

●
The senior management team’s compensation is linked to Versar’s profitability, growth and strategic position;
●
The Incentive Plan’s key concept, pay for performance, balances short-term needs and long-term goals of the Company and the senior management team;
●
The Pay For Performance concept is applicable to all elements of compensation, including base salary and merit increases, non-equity incentive plan compensation and restricted stock awards;
●
The Incentive Plan is simple, rational, consistent and based on agreed-upon measurable parameters;
●
The Incentive Plan is based upon the Company’s achievement of certain levels of pre-tax income; and
●
The Incentive Plan is driven by a combination of metrics, depending on the level of management. The intent is that all levels of senior management have a significant portion of their compensation tied to the Company’s performance.

Page | 17 Versar, Inc. 2016 Proxy Statement

For fiscal 2016, the Committee determined that individual Incentive Plan awards would be based 10% to 60% on financial goals emphasizing the short-term well-being of Versar and 40% to 90% upon meeting strategic growth and sustainability goals of Versar over a longer period.

Restricted Stock Awards. Awards of restricted stock or restricted stock units (“restricted stock”) take into account both past performance and the need to provide the executive officers, other managers and key employees with an incentive to drive future performance of the Company. Restricted stock is also used as an incentive for future performance and long-term retention and commitment to the Company’s future. Restricted stock awards are currently made under the Company’s 2010 Stock Incentive Plan. While this Plan allows the use of stock options and other forms of stock-based awards, the Committee has determined that all awards will currently be in the form of restricted stock and restricted stock units, because restricted stock provides an opportunity to tie employees’ incentives to the growth of Shareholder value while potentially having less of an impact than stock options from an accounting standpoint on the earnings of the Company.

In the fiscal 2016 Incentive Plan, the number of restricted shares available for award was based on the same measure used to establish the size of the cash bonus pool, subject to a minimum and maximum award range. For fiscal 2016, the minimum pool for restricted stock awards was set at 25,000 shares and the maximum pool was 150,000 shares. Shares of restricted stock are awarded from the pool in the discretion of the Compensation Committee. The Incentive Plan for fiscal 2017 follows the same format as the previous year, and the minimum pool will be 25,000 shares and the maximum pool will be 175,000 shares.

Non-Equity Incentive Plan Compensation. Under the Incentive Plan, if the Company meets the minimum pre-tax income targets set in advance by the Board, then a non-equity incentive plan compensation pool is created. For fiscal 2016, the Board set the sole criteria for the creation of the non-equity incentive plan compensation pool as the Company’s pre-tax income. The minimum goal for fiscal 2016 was $4.1 million in pre-tax income, with a non-equity incentive plan compensation pool of $400,000 at that level. The non-equity incentive plan compensation pool was designed to increase as pre-tax income reached higher levels so that at $6.2 million of pre-tax income, a $1.6 million non-equity incentive plan compensation pool would be created. An executive officer’s participation in the pool, if any, is based on achievement of individually designed performance criteria. For fiscal 2017, the Board has again adopted a pre-tax income target for the non-equity incentive plan compensation pool. At this time, the Company believes that disclosure of the fiscal 2017 pre-tax income target could cause competitive harm to the Company’s business. While the Company believed that the fiscal 2017 target was challenging but attainable when adopted, based on performance to date in fiscal 2017, the Company does not anticipate a bonus pool will be created.

The fiscal 2016 non-equity incentive plan compensation pool was divided into six (6) levels: Executive Team, Senior Vice Presidents, Vice Presidents, Directors, Supervisors below Director Level and Non-Supervisors. There are varying percentages of participation by each group. If the Named Executive Officers and other senior managers are entitled to non-equity incentive plan compensation, the Committee will determine the allocation of non-equity incentive plan compensation among the named executive officers and other senior managers from the pools established for each category of employee, based on each executive officer’s or manager’s position, contribution to the Company including the achievement of established financial, strategic direction and leadership performance goals, and information regarding mid-range bonuses paid by others in the professional services industry based on information provided by its compensation consultant discussed below. The Incentive Plan for fiscal 2017 also divides the incentive groups into six (6) levels: Executive Team; Senior Vice Presidents, Vice Presidents, Directors, Supervisors below Director Level and Non-Supervisors.

Page | 18 Versar, Inc. 2016 Proxy Statement

Long-Term Incentive Compensation Program

On February 3, 2015, the Committee approved the Versar, Inc. 2015 Long-Term Incentive Compensation Program (the “LTICP”) adopted under the Company’s 2010 Stock Incentive Plan (the “2010 Plan”). The LTICP was effective as of June 28, 2014. The LTICP provides for the creation for each of fiscal 2015, 2016 and 2017 of a performance pool equal to 30% of the amount by which the Company’s diluted earnings per share exceeds that fiscal year’s target diluted earnings per share (which will be $0.299 for the 2015 Performance Period, $0.329 for the 2016 Performance Period and $0.362 for the 2017 Performance Period), times the weighted average number of the Company’s common stock outstanding, on a diluted basis (the “LTICP Pool”). The LTICP Pool shall in no event be less than zero for any fiscal year. To the extent that the LTICP Pool is zero in any fiscal year covered by the LTICP, no LTICP Pool will be created for the subsequent fiscal year.

In any year that an LTICP Pool is created, each participant in the LTICP may receive a restricted stock award pursuant to the 2010 Plan. The number of shares of restricted stock received by each participant will be calculated by multiplying the LTICP Pool by each participant’s designated percentage and then dividing the result by the fair market value of the Company’s common stock on the last day of the fiscal year to which the award relates. Each participant must be employed by the Company on the date the award amounts are determined in order to be eligible to receive an award, except as specified by the LTICP. The participants in the LTICP are the Company’s Chief Executive Officer, President/Chief Operating Officer and Chief Financial Officer and their participation percentages are 60%, 25% and 15%, respectively, subject to change by the Compensation Committee for any fiscal year.

One third of the restricted shares granted from the LTICP Pool will vest immediately following the Compensation Committee meeting at which such award is confirmed, and the remaining restricted shares will vest in equal proportions on the first and second anniversaries of the valuation date applicable to the restricted share award. Such restricted stock shall be forfeited if employment is terminated prior to vesting upon the terms set forth in the award agreement. Any unvested restricted shares will be subject to accelerated vesting if the Company’s board of directors determines in its discretion that the award recipients have complied with the terms of and objectives as set forth in the LTICP. Further, vesting will be suspended in any year in which the LTICP Pool is equal to zero or, in periods following fiscal 2017, if the Company fails to achieve the performance measures then established for that fiscal year. If in a succeeding performance period, as defined by the LTICP, an LTICP Pool is created, the previously suspended restricted stock awards will vest. Participation in the LTICP will generally cease upon termination of a participant’s service with the Company provided that if a participant’s service with the Company is terminated without cause, or by the participant for good reason, or as a result of retirement, death or disability after the end of a fiscal year but before the receipt of restricted shares under the LTICP has been determined, such participant will continue to participate and receive restricted shares from the LTICP Pool for the then completed fiscal year as if a continuing employee of the Company at that time. Upon a Change in Control, as defined by the 2010 Plan, all participation in the LTICP will cease and no further awards will occur. However, upon a Change in Control, any unvested restricted shares previously granted pursuant to the LTICP will immediately vest.

Compensation Process

Incentive Compensation Pay For Performance Plan

As noted above, in establishing the annual Incentive Plan, the Committee annually reviews the overall compensation of senior management, as well as the size and composition of the non-equity portion and stock-based award portion of the Incentive Plan at the beginning of each fiscal year.

Page | 19 Versar, Inc. 2016 Proxy Statement

At the same time, the Committee gathers data regarding the Company’s performance during the immediately preceding fiscal year to determine the awards to be made under the Incentive Plan for that then completed fiscal year.

In making its compensation decisions, the Committee has historically, and again in fiscal 2016, engaged the services of Steve Parker of HR-3D, a compensation consulting firm. Annually, Mr. Parker compiles information from publicly available compensation surveys and benchmarks, including those prepared by Willis Towers Watson, Radford Surveys & Consulting, and Culpepper and Associates, Inc., regarding companies in the professional services industry. The compilation prepared by Mr. Parker for fiscal 2016 included benchmarked compensation data for different executive levels of professional services companies of various sizes and in various geographic locations, but did not include the names of the individual companies whose salary data is utilized to compile the survey data. The publicly available compensation surveys and benchmarks used to prepare the compilation were chosen by Mr. Parker based on general direction from the Committee. Under the direction of Dr. Metry, Mr. Parker provided detailed information by type of executive position for fiscal 2016 focused on professional service companies with revenues in a range similar to that targeted by Versar over the same period. The compilation included an average of the mid-range of salaries and bonus percentages for the various executive levels within the professional services industry. In making compensation decisions, the Committee?s goal is to over time provide for executives? salaries and bonuses within a particular range based on averages as supported by the compilation.

The Committee also considers the accounting and tax impact to the Company of the proposed compensation. Section 162(m) of the Internal Revenue Code has not been a relevant factor in the Committee’s compensation decisions to date, because the levels of compensation historically paid to the executive officers have been substantially below the $1 million threshold set forth in Section 162(m). If the Committee were to consider compensation increases sufficient to reach this threshold, it would seek advice regarding application and impact of Section 162(m). In setting compensation, the Committee also considers ways to minimize the adverse tax consequences from the impact of Section 409A of the Internal Revenue Code. If an executive officer is entitled to nonqualified deferred compensation benefits, as defined by and subject to Section 409A, and such benefits do not comply with Section 409A, such executive officer would be subject to adverse tax treatment (including accelerated income recognition in the first year that benefits are no longer subject to a substantial risk of forfeiture) and a 20% penalty tax. Versar’s compensation plans and programs are, in general, designed to comply with the requirements of Section 409A so as to avoid possible adverse tax consequences.

Long-Term Incentive Compensation Program

The Committee annually reviews the LTICP in order to determine if the mechanics of the plan, including the calculation of the LTICP Pool and the vesting schedule of awards, remain appropriate, and to determine if the participants in the pool and their respective participation percentages should be modified. Otherwise, as the process in which awards are granted under the terms of the LTICP is fixed pursuant to the terms of the LTICP, the Committee has no further discretion with respect to awards under the LTICP.

Compensation Decisions

Base Salary

For current executive officers, the Committee intends to focus on providing significant incentive compensation to drive the Company’s performance rather than annual base salary increases, except as required in the case of misaligned salary levels or as deemed necessary following review of the executives’ overall compensation packages supported by surveys conducted by Mr. Parker of executive compensation at similar companies in the professional services industry.  After discussion of survey data included in the Company’s annual executive compensation analysis with Mr. Parker and consideration of the Company’s current financial situation, the Committee determined not to make any changes to base salaries, and has sought to reduce other prerequisites as appropriate.

Page | 20 Versar, Inc. 2016 Proxy Statement

Stock Based Awards (including Long-Term Incentive Compensation Program)

Restricted stock or restricted stock units may be awarded to executive officers pursuant to the terms of the annual Incentive Plan and the LTICP if the specified criteria are met. In fiscal 2016, the Company did not achieve the targets necessary to trigger the award of restricted stock or restricted stock units under the 2016 Incentive Plan and the LTICP.

The Committee did however approve certain discretionary grants of restricted stock units to executive officers as set out below.

As was reported in the Company’s Proxy Statement for its 2015 Annual Shareholders’ Meeting, the Company did not achieve the targets necessary to trigger the award of restricted stock or restricted stock units under the 2015 Incentive Plan and the LTICP. However, on September 1, 2015, after review of the Company’s overall performance and the efforts made by management with respect to achieving certain goals of the Company and in order to provide further incentives for improved performance in the future, the Committee approved the following grants of restricted stock units to named executive officers: Mr. Otten, 13,300 shares, Mr. Wagonhurst, 6,700 shares, Ms. Downes, 6,000 shares, Mr. Villa 2,700 shares and Ms. McKnight 2,700 shares. Fifty percent of these restricted stock units vest on each of the immediately succeeding two anniversaries of the date of grant until fully vested.

Further, the Committee approved an additional grant of restricted share units to each of the named executive officers on February 1, 2016 as follows: Mr. Otten, 18,000 shares, Mr. Wagonhurst 5,000 shares, Ms. Downes 9,000 shares, Mr. Villa 3,000 shares and Ms. McKnight 5,000 shares. Fifty percent of these restricted stock units vest on each of the immediately succeeding two anniversaries of the date of grant until fully vested Such grants were made to recognize the contributions of these individuals and to incent them to continue their performance on behalf of the Company.

Non-Equity Incentive Plan Compensation

In fiscal 2016, the Company did not achieve the targets necessary to trigger the accrual of a bonus pool under the 2016 Incentive Plan. Thus, no non-equity incentive plan compensation was paid to the named executive officers for fiscal 2016.

Page | 21 Versar, Inc. 2016 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and had the opportunity to discuss the Compensation Discussion and Analysis with management. Based on this review, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

Compensation Committee of the Board of Directors:

Dr. Amir A. Metry, Chair
Dr. Robert L. Durfee
Amoretta M. Hoeber
Frederick M. Strader

Page | 22 Versar, Inc. 2016 Proxy Statement

COMPENSATION TABLES

Summary Compensation Table

The following table presents compensation information earned by the Company’s Principal Executive Officer, Principal Financial Officer, each of the Company’s three other most highly compensated executive officers during the fiscal year ended July 1, 2016, and compared with the two prior years. We refer to these executive officers as our named executive officers in this Proxy Statement.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Anthony L. Otten Chief Executive Officer	2016	375,000	-	84,305	36,775	496,080
Anthony L. Otten Chief Executive Officer	2015	331,068	-	-	20,196	351,264
2014	325,000	-	16,252	16,802	358,054
Jeffrey A. Wagonhurst President and Chief Operating Officer	2016	270,000	-	32,585	30,923	339,508
Jeffrey A. Wagonhurst President and Chief Operating Officer	2015	261,154	-	-	19,390	280,544
2014	263,285(4)	-	13,000	17,422	293,707
Cynthia A. Downes Executive Vice President and Chief Financial Officer	2016	230,000	-	40,170	23,161	293,331
Cynthia A. Downes Executive Vice President and Chief Financial Officer	2015	230,000	-	-	14,723	244,724
2014	230,000	-	11,499	13,669(5)	255,168
James D. Villa Senior Vice President, General Counsel and Chief Compliance Officer	2016	210,000	-	22,763	18,210	250,973
James D. Villa Senior Vice President, General Counsel and Chief Compliance Officer	2015	210,000	-	-	16,940	226,940
-	-	-	-	-	-
Linda M. McKnight Senior Vice President, Business Development	2016	200,000	-	20,385	21,271	241,656
Linda M. McKnight Senior Vice President, Business Development	2015	200,000	-	-	13,681	213,681
-	-	-	-	-	-

(1)
Includes regular base salary earnings for fiscal 2016, 2015 and 2014.
(2) Amounts shown are the aggregate grant date fair value of time-based restricted stock unit awards computed in accordance with FASB ASC Topic 718.
(3)
Consists of the following: Any severance payments, payments for accrued personal time off after leaving the Company, Company paid life insurance, Company paid disability, executive medical reimbursement, and Company match to employee’s 401(k) Plan contribution.
(4)
Includes $2,500 for payout of personal time off in excess of 200 hours and $785 for service achievement
(5)
As previously reported included $51,167 for relocation expenses which actually were paid in a prior year.

Page | 23 Versar, Inc. 2016 Proxy Statement

Grants of Plan Based Awards

		Estimate Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards ($)(2)
Anthony L. Otten	(2)	210,000	262,500	450,000
9/1/15					13,300	40,565
2/1/16					18,000	43,740
Jeffrey A. Wagonhurst	(2)	108,000	135,000	162,000
9/1/15					6,700	20,435
2/1/16					5,000	12,150
Cynthia A. Downes	(2)	82,800	103,500	124,200
9/1/15					6,000	18,300
2/1/16					9,000	21,870
James D. Villa	(2)	58,800	73,500	88,200
9/1/15					2,700	8,235
2/1/16					3,000	7,290
Linda M. McKnight	(2)	56,000	70,000	84,000
9/1/15					2,700	8,235
2/1/16					5,000	12,150

(1)
Amounts represent the threshold (payment made if performance criteria met at 80% level for fiscal year), target (payment made if the performance criteria are met for the fiscal year) and maximum payouts (payment made if the performance criteria are exceeded for the fiscal year) under the 2016 Incentive Plan. No amounts were earned by the Named Executive Officers during fiscal 2016 as the performance criteria was not achieved at the minimum level.

(2)
The amounts in this column do not represent amounts the named executive officers received or are entitled to receive. Rather, the reported amounts represent the grant date fair values of the awards. The grant date fair value is determined in accordance with FASB ASC Topic 718 by multiplying the number of shares underlying the units granted by the closing price of the Company's Common Stock on the grant date.

Page | 24 Versar, Inc. 2016 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Anthony L. Otten	0	-	-	31,300	38,812
Jeffrey A. Wagonhurst	0	-	-	11,700	14,508
Cynthia A. Downes	0	-	-	15,000	18,000
James D. Villa	0	-	-	7,575	9,393
Linda M. McKnight	0	-	-	7,000	9,548

(1)
Based on the Fair Market Value of the Company’s Common Stock (based on the closing price for the Common Stock on the NYSE MKT) on July 1, 2016.
Stock Vested

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Anthony L. Otten	6,650 (2)	10,706.50
Jeffrey A. Wagonhurst	3,350 (2)	5,393.50
Cynthia A. Downes	3,000 (2)	4,830.00
James D. Villa	1,350 (2)	2,173.50
Linda M. McKnight	1,350 (2)	2,173.50

(1)
Calculated by multiplying the number of shares by the fair market value of the Company’s Common Stock (based on the closing price for the Common Stock on the NYSE MKT) on the date of vesting.
(2)
Represents the shares that vested on September 2, 2016 from the restricted stock unit award granted on September 2, 2015.

Page | 25 Versar, Inc. 2016 Proxy Statement

CHANGE IN CONTROL AGREEMENTS

On September 1, 2015, the Company amended the change in controls severance agreements with Mr. Otten, Mr. Wagonhurst, Ms. Downes, Ms. McKnight and Mr. Villa and extended the term of the change in control agreements until September 13, 2017. The agreements provide that there is a “change in control” upon the occurrence of the first of the following events: an acquisition of a controlling interest (defined as 25% or more of the combined voting power of the Company’s then outstanding securities); if during the term of the agreement, individuals serving on the board at the time of the agreement, or their approved replacements, cease to constitute a majority of the board; a merger approval (subject to exceptions listed in the agreement); a sale of all or substantially all of the Company’s assets; a complete liquidation or dissolution of the Company, or a going private transaction. If a potential change in control occurs during the term, the termination date is automatically extended to the later of the existing termination date or the date that is six months from the date of the potential change in control. If a change in control occurs during the term, the termination date will not apply and the agreement will terminate only on the last day of the 24th calendar month beginning after the calendar month in which the change in control occurred. Under each of the agreements, severance benefits are payable to an executive officer if, during the term of the agreement and following a change in control, the executive’s employment is terminated by the Company without cause (other than as a result of his death or disability) or if the executive resigns for good reason (identified as a result of change in title, salary reduction, or change in geographic location). Severance benefits will also be triggered if, after a potential change in control, but before an actual change in control, the executive’s employment is terminated without cause or the executive resigns for good reason, if the termination is at the direction of a person who has entered into an agreement with the Company that will result in a change in control, or the event constituting good reason is at the direction of such a person. Finally, benefits will be triggered if a successor to the Company fails to assume the agreement. Severance benefits include: (i) a lump sum cash payment equal to two times the executive’s annual base salary, or, if higher, the annual base salary in effect immediately before the change in control, potential change in control or good reason event; (ii) a lump sum cash payment equal to two times the higher of the amounts paid to the executive under any existing bonus or incentive plan in the calendar year preceding the termination of his employment or the calendar year in which the change in control occurred; (iii) a lump sum payment for any amounts accrued under any other incentive plan; (iv) a continuation for 24 months of the life, disability and accident benefits the executive was receiving before the end of his employment; (v) a continuation for 18 months of the health and dental insurance benefits he or she was receiving before the end of his or her employment; (vi) a lump sum payment of $16,000 in lieu of medical benefits made available by the Company to its officers; (vii) all unvested options will immediately vest and remain exercisable of the longest period of time permitted by the applicable stock option plan; and (viii) all unvested restricted stock awards will immediately vest. Further, the Company may provide certain medical benefits to retired executive officers who serve as chief executive officer, president, executive vice president, senior vice president, corporate vice president, or a Board-elected vice president. A termination following a change in control will be deemed retirement for purposes of the provision of these medical benefits.

Page | 26 Versar, Inc. 2016 Proxy Statement

CHANGE IN CONTROL AGREEMENTS

The following table estimates and summarizes potential payments and benefits, other than the benefits ordinarily available to salaried employees, that Mr. Otten would have received had his employment been terminated on the last day of fiscal 2016 under the circumstances described below.

	Salary $	Bonus $	Benefits $(1)
Termination or resignation following a change of control	750,000	0	37,694
Termination or resignation following a potential change of control	750,000	0	37,694
Successor fails to assume the contract	750,000	0	37,694

(1)
Payment for benefit costs paid by the Company on behalf of Mr. Otten that are not generally available to other employees for insurance and medical benefits calculated based on current applicable premiums.

The following table estimates and summarizes potential payments and benefits, other than the benefits ordinarily available to salaried employees, that Mr. Wagonhurst would have received had his employment been terminated on the last day of fiscal 2016 under the circumstances described below.

	Salary $	Bonus $	Benefits $(1)
Termination or resignation following a change of control	540,000	0	31,334
Termination or resignation following a potential change of control	540,000	0	31,334
Successor fails to assume the contract	540,000	0	31,334

(1)
Payment for benefit costs paid by the Company on behalf of Mr. Wagonhurst that are not generally available to other employees for insurance and medical benefits calculated based on current applicable premiums.

The following table estimates and summarizes potential payments and benefits, other than the benefits ordinarily available to salaried employees, that Ms. Downes would have received had her employment been terminated on the last day of fiscal 2016 under the circumstances described below.

	Salary $	Bonus $	Benefits $(1)
Termination or resignation following a change of control	460,000	0	31,526
Termination or resignation following a potential change of control	460,000	0	31,526
Successor fails to assume the contract	460,000	0	31,526

(1)
Payment for benefit costs paid by the Company on behalf of Ms. Downes that are not generally available to other employees for insurance and medical benefits calculated based on current applicable premiums.

The following table estimates and summarizes potential payments and benefits, other than the benefits ordinarily available to salaried employees, that Mr. Villa would have received had his employment been terminated on the last day of fiscal 2016 under the circumstances described below.

	Salary $	Bonus $	Benefits $(1)
Termination or resignation following a change of control	420,000	0	19,139
Termination or resignation following a potential change of control	420,000	0	19,139
Successor fails to assume the contract	420,000	0	19,139

(1)
Payment for benefit costs paid by the Company on behalf of Mr. Villa that are not generally available to other employees for insurance and medical benefits calculated based on current applicable premiums.

Page | 27 Versar, Inc. 2016 Proxy Statement

The following table estimates and summarizes potential payments and benefits, other than the benefits ordinarily available to salaried employees, that Ms. McKnight would have received had her employment been terminated on the last day of fiscal 2016 under the circumstances described below.

	Salary $	Bonus $	Benefits $(1)
Termination or resignation following a change of control	400,000	0	24,816
Termination or resignation following a potential change of control	400,000	0	24,816
Successor fails to assume the contract	400,000	0	24,816

(1)
Payment for benefit costs paid by the Company on behalf of Ms. McKnight that are not generally available to other employees for insurance and medical benefits calculated based on current applicable premiums.

Page | 28 Versar, Inc. 2016 Proxy Statement

RISK CONSIDERATIONS

During fiscal 2016, the Compensation Committee considered the impact of the Company’s executive compensation policies and practices, and the incentives created by its policies and practices, on the Company’s risk profile, and concluded that such policies and practices do not motivate imprudent risk taking. In addition, the Committee periodically reviews all of the Company’s compensation policies and procedures, including the incentives they create, and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. In conducting this review, the Committee also reviews the compensation program for any design features which have been identified by experts as having the potential to encourage excessive risk-taking, including:

●
excessive focus on equity;
●
compensation mix overly weighted toward annual incentives;
●
highly leveraged payout curves and uncapped payouts;
●
unreasonable goals and thresholds; and
●
steep payout cliffs at performance levels that may encourage short-term business decisions to meet payout thresholds.

In reaching its conclusion, the Committee identified several features of its compensation program that reduce the likelihood of excessive risk taking:

●
the Company’s program and policies are designed to provide a balanced mix of cash and restricted equity, annual and longer-term incentives;
●
maximum payout levels for non-equity incentive plan compensation are capped based on a review of the Company’s economic position and prospects, as well as the benchmarking of compensation offered by comparable companies; and
●
the Committee has discretion to alter, including to reduce, incentive plan payouts or make discretionary awards;

Page | 29 Versar, Inc. 2016 Proxy Statement

AUDIT COMMITTEE REPORT, CHANGE IN AUDITOR AND AUDITORS FEES

In fiscal 2016, the Board’s Audit Committee consisted of four (4) non-employee directors, James L. Gallagher (Chair), Dr. Robert L. Durfee, Paul J. Hoeper and Frederick M. Strader. Each member has been determined to be an independent director under NYSE MKT listing standards and SEC rules and regulations. Further, the Board determined that Frederick M. Strader was qualified as an Audit Committee Financial Expert. Pursuant to the Committee’s written charter, the Committee evaluates audit performance, manages the relationship with the Company’s independent registered public accounting firm, assesses policies and procedures relating to internal controls and evaluates complaints regarding auditing and accounting matters. This report relates to the activities of the Audit Committee in carrying out such roles for fiscal 2016.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, which includes the Company’s systems for internal financial controls and other financial statement requirements under the Sarbanes Oxley Act. In carrying out its oversight responsibilities, the Committee regularly met with management and reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended July 1, 2016. This review included a discussion of the quality and acceptability of the Company’s financial reporting and internal controls, including the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

On January 17, 2017, the Company retained Urish Popeck as its independent registered public accounting firm, to complete the fiscal 2016 audit. The Committee reviewed with Urish Popeck, which is responsible for expressing an opinion on the conformity of the Company’s fiscal 2016 audited financial statements with generally accepted accounting principles, the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards and SAS (Statement on Auditing Standards) 61. In addition, the Committee received written disclosures and a letter from Urish Popeck required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with Urish Popeck its independence. The Committee meets at least quarterly and further as necessary with Urish Popeck (with Company management present) to discuss the results of Urish Popeck’s examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting, financial management, accounting and internal controls. The Committee also meets privately with Urish Popeck (without Company management present) as deemed necessary by the Committee. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 1, 2016 for filing with the SEC.

Under the Committee’s charter and the requirements of the Sarbanes-Oxley Act and Rule 10A-3 adopted by the SEC, the responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm rests with the Audit Committee. Based upon a review of Urish Popeck’s qualifications, resources, personnel and performance, the Committee has selected Urish Popeck as the Company’s independent registered public accounting firm for fiscal 2017 and is submitting its decision for Shareholder ratification at the Annual Meeting.

Submitted by the Audit Committee of the Board of Directors:

James L. Gallagher, Chair
Dr. Robert L. Durfee
Paul J. Hoeper
Frederick M. Strader

Page | 30 Versar, Inc. 2016 Proxy Statement

Changes in the Company’s Certifying Accountant.

On January 11, 2017, Grant Thornton LLP (“Grant Thornton”) informed the Company of its resignation as the Company’s independent registered public accounting firm, effective immediately, which was accepted by the Audit Committee on January 12, 2017.

The reports of Grant Thornton on the Company’s consolidated financial statements for the years ended June 26, 2015 and June 27, 2014 contain no adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles. Grant Thornton had not completed it audit of the Company’s financial statements for the fiscal year ended July 1, 2016 as of the date of its resignation.

Except to the extent described below, in connection with Grant Thornton’s resignation, during the Company’s two most recent fiscal years and the subsequent interim period through January 11, 2017, there were (i) no disagreements under Item 304(a)(1)(iv) of Regulation S-K between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of such disagreement in connection with its report and (ii) no events of the types listed in paragraphs (A) through (D) of Item 304(a)(1)(c) of Regulation S-K.

In connection with its resignation, Grant Thornton indicated that recent communications from the Company and the Chairman of its Audit Committee appeared to restrict Grant Thornton’s audit scope or audit procedures in a manner that was not acceptable to Grant Thornton. Although the Company and the Audit Committee Chairman accepted Grant Thornton’s resignation, they do not agree with Grant Thornton that they were restricting Grant Thornton’s audit scope or audit procedures. As a result of Grant Thornton’s resignation, the Company, its Audit Committee, and Grant Thornton did not resolve their disagreement over these issues.

The Company has authorized Grant Thornton to fully respond to the inquires of any successor accountant concerning the subject matter of any disagreements.

As disclosed in the Company’s quarterly report on Form 10-Q for the quarter ended April 1, 2016, in connection with preparation of the financial statements for such quarter management of the Company concluded, after consultation with Grant Thornton, that a material weakness in internal control over financial reported existed. The material weakness was disclosed and a remediation plan developed, which was outlined in the Company’s Form 10-Q for the quarter ended April 1, 2016.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Grant Thornton with a copy of this disclosure on January 13, 2017, requesting Grant Thornton to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A letter from Grant Thornton dated January 18, 2017 is attached as Exhibit 16.1 to this current report.

On January 17, 2017, the Audit Committee of the Company’s Board of Directors retained Urish Popeck as its new independent registered public accounting firm.

During the Company’s two most recent fiscal years and the subsequent interim period through January 17, 2017, neither the Company nor anyone on its behalf consulted with Urish Popeck with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Urish Popeck to the Company that Urish Popeck concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Page | 31 Versar, Inc. 2016 Proxy Statement

Pre-Approval of Independent Auditor Fees and Services Policy

The Audit Committee has adopted a pre-approval policy for services and fees by its registered public accounting firm. Pursuant to this policy, the Audit Committee is required to pre-approve the audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence. The services and estimated fees are presented to the Audit Committee for consideration in the following categories: Audit, Audit-Related, Tax and All Other (each as defined in Schedule 14A of the Securities Exchange Act of 1934). All services by Grant Thornton rendered in fiscal 2016 and 2015 received prior approval by the Audit Committee. The Committee expects that all services performed by Urish Popeck in fiscal 2017 will be subject to pre-approval by the Audit Committee.

Audit Fees

In fiscal 2016 and 2015, Versar paid Grant Thornton $ 400,260 and $281,360, respectively, for quarterly reviews and the annual fiscal year audit. Versar also made payments of $9,567 and $4,879 in fiscal 2016 and 2015 to SGV & Co. for audit services in the Philippines. Versar paid Grant Thornton $22,754 and $36,614 for audit services in the United Kingdom in fiscal 2016 and 2015.

Audit-Related Fees

Versar paid Grant Thornton $75,953 in fiscal 2016 and $137,467 in fiscal 2015 for audit-related fees for assurance and related services.

Tax Fees

In fiscal 2016 and 2015, Versar paid $158,445 and $249,182, respectively, to Grant Thornton for federal and state tax compliance services. Versar paid $4,686 and $1,318 in fiscal 2016 and 2015 to SGV & Co. for tax advisory services in the Philippines.

All Other Fees

In fiscal 2016 and 2015, Versar paid $25,351 and $36,815, respectively, to Grant Thornton for various tax consulting, including acquisition accounting advice. In fiscal 2016, Versar paid Grant Thornton $4,686 for various tax consulting and stamp duty filings in the United Kingdom.

Page | 32 Versar, Inc. 2016 Proxy Statement

PROPOSAL NO. 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the rules of the Securities and Exchange Commission, we are providing Stockholders with a non-binding advisory vote on our compensation program for our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation program for our named executive officers, as disclosed in this Proxy Statement, will be determined by the vote of a majority of the voting power of the shares present or represented at the 2016 Annual Meeting of Stockholders, eligible to vote on this proposal and voting affirmatively or negatively on the proposal.

Stockholders are urged to read the sections of this Proxy Statement related to executive compensation, including the Compensation Discussion and Analysis, the Compensation Tables and the related narrative discussions, which discuss how our executive compensation policies and procedures implement our compensation philosophy and contain tabular information and narrative discussion about the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we will ask our Stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussions is hereby APPROVED.”

As an advisory vote, this proposal is not binding on the Company. However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our Stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION COMMITTEE’S EXECUTIVE COMPENSATION PHILOSOPHY, POLICIES AND DETERMINATIONS FOR OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE “EXECUTIVE COMPENSATION” SECTION OF THIS PROXY STATEMENT.

Page | 33 Versar, Inc. 2016 Proxy Statement

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL NO. 3 – AMENDMENT AND RESTATEMENT OF THE VERSAR, INC. 2005 EMPLOYEE STOCK PURCHASE PLAN

The Audit Committee of the Board of Directors considers it desirable that its appointment of the firm of Urish Popeck as independent registered public accounting firm of the Company for fiscal 2017 be ratified by the Shareholders. Representatives of Urish Popeck will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT ACCOUNTING FIRM.

Page | 34 Versar, Inc. 2016 Proxy Statement

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL NO. 3 – AMENDMENT AND RESTATEMENT OF THE VERSAR, INC. 2005 EMPLOYEE STOCK PURCHASE PLAN

It is presently contemplated that the 2017 Annual Meeting of Shareholders will be held on or about November 15, 2017. In order for any appropriate Shareholder proposal, including proposals for director nominees, to be considered for inclusion in the proxy materials for the 2017 Annual Meeting of Shareholders, it must be received by the Secretary of the Company no later than August 1, 2017, by certified mail, return receipt requested and must comply with applicable federal proxy rules. A proposal submitted for consideration at the 2017 Annual Meeting of Shareholders subsequent to August 1, 2017 shall be considered untimely and will not be included in the Company’s proxy materials. Further, any proposals for consideration at the 2017 Annual Meeting of Shareholders for which the Company does not receive notice on or before August 14, 2017 shall be subject to the discretionary vote of the proxy holders at the 2017 Annual Meeting of Shareholders.

Page | 35 Versar, Inc. 2016 Proxy Statement

APPENDIX A

As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

By Order of the Board of Directors,

/s/ James D. Villa
Secretary

May 3, 2017

Page | 36 Versar, Inc. 2016 Proxy Statement

VERSAR, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59pm, EST, June 29, 2017.

Vote by Internet

- Go to **www.investorvote.com/VSR**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.

1. Election of Directors:

01 - Robert L. Durfee	02 - James L. Gallagher	03 - Amoretta M. Hoeber
04 - Paul J. Hoeper	05 - Amir A. Metry	06 - Anthony L. Otten
07 - Frederick M. Strader	08 - Jeffrey A. Wagonhurst	

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

Any such matters as may properly come before the meeting, or any adjournments thereof.

Annual Meeting Materials
Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

02M68B

Important notice regarding the Internet availability of proxy materials for the Versar, Inc. 2016 Annual Meeting of Shareholders.
The Proxy Statement and the 2016 Annual Report to Shareholders are available at:
www.investorvote.com/VSR

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — Versar, Inc.

ANNUAL MEETING OF SHAREHOLDERS
June 29, 2017
10:00 a.m. EDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints Paul J. Hoeper and Anthony L. Otten, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Versar, Inc. (the "Company"), to be held at the Versar Headquarters, 6850 Versar Center, Springfield, Virginia 22151 on Thursday, June 29, 2017 at 10:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.

If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, and 3.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

C Non-Voting Items

Change of Address — Please print your new address below.	**Comments** — Please print your comments below.	**Meeting Attendance** Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

VERSAR, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.

1. Election of Directors:

01 - Robert L. Durfee	02 - James L. Gallagher	03 - Amoretta M. Hoeber
04 - Paul J. Hoeper	05 - Amir A. Metry	06 - Anthony L. Otten
07 - Frederick M. Strader	08 - Jeffrey A. Wagonhurst	

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

Any such matters as may properly come before the meeting, or any adjournments thereof.

Annual Meeting Materials
Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

02M69B

Important notice regarding the Internet availability of proxy materials for the Versar, Inc. 2016 Annual Meeting of Shareholders.
The Proxy Statement and the 2016 Annual Report to Shareholders are available at:
www.investorvote.com/VSR

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

REVOCABLE PROXY — Versar, Inc.

ANNUAL MEETING OF SHAREHOLDERS
June 29, 2017
10:00 a.m. EDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints Paul J. Hoeper and Anthony L. Otten, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Versar, Inc. (the "Company"), to be held at the Versar Headquarters, 6850 Versar Center, Springfield, Virginia 22151 on Thursday, June 29, 2017 at 10:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.

If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, and 3.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.